UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI CAPITAL CORP. THE LION FUND II, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Item 1:  On April 3, 2014, the following presentation materials were delivered to Institutional Shareholder Services:

Cracker Barrel Old Country Store, Inc. (CBRL)

Presentation to ISS

April 3, 2014

Why consider a sale?

- The Board and management continue to pursue a failing operating plan as reflected in negative customer traffic and declining store operating income margin. Furthermore, continued focus on new store openings generate dismal return on capital.

- We believe there is significant downside risk to the current share price, especially if valuation multiples were to contract. Importantly, upside potential appears limited given the declining impact of de-leveraging on EPS and decreased room for multiple expansion.

- We believe that at this point a sale is likely to unlock greater value for shareholders. It will eliminate both the operational risk and mitigate valuation risk.

- We have stated our willingness to enter into discussions to acquire Cracker Barrel. However, the only way for shareholders to benefit from this transaction is through an amendment to the Tennessee Business Corporation Act that would allow this acquisition to proceed following approval by an independent vote of shareholders.

The current strategy is not working

The Promise

CBRL Strategic Initiatives

1 New Marketing Messaging
Reinforce Authentic Value

- Marketing spend to increase media coverage
- Advertising to build traffic
- Newly-redesigned website & social media initiative

2 Refined Menu and Pricing
Increase Variety & Everyday Affordability

- Increase guest visits
- Promotional strategy of limited-time offers
- New offerings at more accessible price points

3 Enhanced Restaurant Operating Platform
Sustainably Improve the Guest Experience

- Refinement of restaurant operating platform
- Increased focus on guest experience has driven sequential improvement in guest satisfaction

21

CBRL Strategic Initiatives

4 Innovative Tactics Driving Retail Sales Growth
Deliver Value & Connection With the Brand

- Emphasize unique and proprietary items such as Cracker Barrel branded food, regional offerings, and new exclusive doll line
- Highlight affordability with strong price points and prominent locations for giftable offerings

5 Focused Cost Reduction
Offset Commodity Pressure

- New system expected to reduce labor cost 10-20bps
- Controlling food waste, supplies, maintenance and transportation expenses
- $10mm annual savings from staff reductions

6 Balanced Approach to Capital Allocation
Enhance Shareholder Value

- Investments in new store growth that are accretive to shareholder value
- Steady return of capital including 13.6% increase in quarterly dividend & $65mm share repurchase authorization
- New $750mm credit facility

22

Source: SEC filings. CBRL investor presentation dated 1 Nov. 2011
http://www.sec.gov/Archives/edgar/data/1067294/000119312511290764/0001193125-11-290764-index.htm

The Reality – stagnant operating income

- The six-pronged strategy has failed to provide meaningful operating income growth despite new store openings


Adjusted operating income* is stagnant
# of stores 616
624
625
$220.0
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
US$ millions
$197.8
$207.2
$205.2
FY12
FY13
LTM (as of 2QFY14)

*Source: SEC filings. * Adjusted operating income = Store operating income – G&A expense + non-recurring expense (proxy contest, severance and tax related)*
# of stores represents period end stores

Failure to attract customers

- Since announcement of Strategic Priorities (1QFY12), cumulative traffic has declined by approximately **<u>1%</u>**. Importantly, comparable period customer traffic has fallen from 1.1% to -2.9% in 2QFY14, resulting in a net **<u>4%</u>** contraction.
- Strategic Priorities have failed to deliver sequential improvement touted by management.



Customer Traffic Change (yoy)
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-3.8%
1.1%
0.6%
1.4%
0.8%
0.2%
0.7%
0.6%
-0.1%
-2.9%
1Q2012
2Q2012
3Q2012
4Q2012
1Q2013
2Q2013
3Q2013
4Q2013
1Q2014
2Q2014

Source: SEC filings

Decline in customer traffic

- Customer traffic has been negative for the last five months.



Comparable Restaurant Traffic
(yoy)
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-6.0%
-1.9%
4.2%
-0.1%
1.8%
0.1%
0.1%
1.2%
-0.1%
-1.1%
-0.4%
-4.8%
-3.7%
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14

Source: SEC filings

Cracker Barrel is losing customers yet it spends more on advertising


Advertising expense
US$ millions
65.0
60.0
55.0
50.0
45.0
40.0
35.0
30.0
$45.2
$48.9
$56.2
$60.0
FY10
FY11
FY12
FY13

Source: SEC filings.

Failure to generate traffic is affecting restaurant revenue growth

-Cracker Barrel has failed to attract new customers and as a result the growth in restaurant revenues has dropped to zero.
- Importantly, we believe in the past menu price increases have artificially and unsustainably propped up the restaurant revenue growth rate.



Restaurant Revenue Growth
(yoy change)
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-0.1%
5.2%
5.0%
6.0%
4.7%
4.9%
4.5%
4.3%
3.5%
0.0%
1Q2012
2Q2012
3Q2012
4Q2012
1Q2013
2Q2013
3Q2013
4Q2013
1Q2014
2Q2014

Source: SEC filings

Cost reduction strategy has not worked

- Not only has Cracker Barrel's growth initiative failed, its cost reduction initiatives have been ineffective as demonstrated by weakening restaurant gross profit margin.



Restaurant Gross Profit Margin
74.0%
73.5%
73.0%
72.5%
72.0%
71.5%
71.0%
1Q2012
2Q2012
3Q2012
4Q2012
1Q2013
2Q2013
3Q2013
4Q2013
1Q2014
2Q2014

Source: SEC filings

Overall profitability has declined

- Failed growth and cost reduction strategies, coupled with inability to drive customer traffic, have resulted in stagnant gross profit and store operating income margins.



Gross Profit and Store Operating Income Margins
Store Operating Income Margin
13.1%
13.1%
13.0%
13.0%
12.9%
12.9%
12.8%
12.8%
Gross Profit Margin
68.0%
68.0%
67.9%
67.9%
67.8%
67.8%
67.7%
67.7%
67.6%
67.6%
67.5%
67.5%
13.1%
67.9%
13.0%
67.7%
12.9%
67.6%
FY12
FY13
LTM (as of 2QFY14)
Store operating income margin
Gross profit margin

Source: FactSet database. SEC filings. Gross Profit margin includes retail and restaurant segments.

Profitability declines

- Despite the implementation of the Strategic Priorities, 2QFY14 store operating income margin was **100 bps** lower than in 1QFY12.
- We do not believe the current management has the ability to improve store level profitability.



Store operating income margin
14.5%
14.0%
13.5%
13.0%
12.5%
12.0%
11.5%
11.0%
10.5%
10.0%
13.7%
12.4%
12.1%
13.9%
12.9%
13.0%
12.5%
13.7%
12.5%
12.7%
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14

Source: FactSet database, SEC filings

Disconnect between CBRL rhetoric and reality

- "*We are pleased to report an increase in earnings per diluted share this quarter over the prior year, as well as a sequential improvement in restaurant and retail sales trends during the quarter. We believe these results demonstrate the early success of the six strategic priorities we outlined in September in what remains a very challenging consumer environment...... We believe our initiatives, aimed at driving restaurant traffic, growing retail sales and controlling costs, are gaining traction and expect to build on our success as the year progresses.*" - Sandra Cochran, CEO, 22 Nov. 2011

-"*The plan we laid out in September of last year continues to generate the steady improvements in both revenue and profitability that we expected. We continued to control our expenses and realize the expected benefits from our cost reduction initiatives. .... We remain encouraged by our results and look to build on our successes in the fourth quarter and into the next fiscal year.*" - Sandra Cochran, CEO, 22 May 2012

- *The strong results of the quarter reflect the consistent focus and execution by our management team and employees on our strategic plan. Despite an uncertain economic backdrop, over the course of the year we continued to make tangible, measurable improvement on the six business priorities that we initiated in the first quarter... Specifically in the fourth quarter, we believe our national advertising, menu development, and strong execution from the operations team worked together to drive our third consecutive quarter of positive traffic, sales and profit.*" – Sandra Cochran, CEO, 19 Sept. 2012

-"*The financial results of the fourth quarter and full year reflect the effective execution of our strategic plan.*" - Sandra Cochran, CEO, 18 Sept. 2013

Source: Press releases, SEC filings

Reality is:

Boasting the highest scores in seven of 10 attributes, The Original Pancake House ousted Cracker Barrel Old Country Store from the No. 1 position it had held in three prior Consumer Picks surveys.

Source: Nation's Restaurant News, Consumer Picks 2014

Decline in Consumer Picks 2014 ratings
Future growth problematic

- Cracker Barrel witnessed deterioration in 8 out of the 10 categories surveyed in the Consumer Picks 2014.
- Most alarming is the decline in the "Likely to Recommend" and "Likely to Return" categories, which would directly impact customer traffic.
- These results demonstrate that Cracker Barrel's execution has worsened since Sandra Cochran became CEO.

Consumer Picks survey

Category	2013	2014	Better/(Worse)
Overall score	70.5%	67.8%	-2.7%
Food Quality	73.1	68.7	(4.4)
Value	55.4	58.8	3.4
Cleaniness	73.3	68.3	(5.0)
Service	73.4	69.0	(4.4)
Menu Variety	72.7	73.9	1.2
Reputation	76.1	72.9	(3.2)
Atmosphere	74.0	66.2	(7.8)
Craveability	58.1	55.1	(3.0)
Likely to Recommend	75.2	73.0	(2.2)
Likely to Return	65.5	64.7	(0.8)

Source: Nation's Restaurant News Consumer Picks 2014

Hope is not a strategy

Declining execution at store level

↓

Declining customer traffic

↓

Declining profits

↓

Declining valuation

Implied valuation risk is high

Where is shareholder value coming from?

- In its March 12, 2014 investor presentation, Cracker Barrel claims that it had created $1,485.4 million in shareholder value.
- We believe the increase in market capitalization can be largely attributed to: a) multiple expansion and b) the impact of lower interest expense on net income.
- Management's analysis based on 8-month old data, i.e., cherry-picking a high stock price.


Generating Shareholder Value
ENHANCE
EXPAND
EXTEND
($ in millions)
$ 915.8
CBRL Equity Market Cap.
$ 1,485.4
2013 Increase in CBRL Equity Market Cap.
2012 Increase in CBRL Equity Market Cap.
$ 67.8
Dividends Paid
$ 18.5
Shares Repurchased
$ 2,487.5
Total Shareholder Value
$1,571.7
12-Sep-2011
Fiscal Year 2012
Fiscal Year 2013
02-Aug-2013
Source: Public filings and Bloomberg
Note: 12-Sep-2011 represents the day prior to announcement of Strategic Priorities on 13-Sep-2011. Years relate to CBRL fiscal years.
12

Source: SEC filings

Further upside from multiple expansion may be limited

-Cracker Barrel's market value has benefited from significant sector-level and stock specific multiple expansion.

- Further upside may be limited as valuation multiples, including Cracker Barrel's, are close to historical (10-year) highs.


Historical Price/Fwd 1-yr EPS multiple
CBRL's period-end for calculating shareholder value created (2 Aug. 2013)
CBRL's starting point: Strategic Priorities announced on 13 Sept 2011
25.0
20.0
15.0
10.0
5.0
0.0
27-Mar-2009
27-May-2009
27-Jul-2009
27-Sep-2009
27-Nov-2009
27-Jan-2010
27-Mar-2010
27-May-2010
27-Jul-2010
27-Sep-2010
27-Nov-2010
27-Jan-2011
27-Mar-2011
27-May-2011
27-Jul-2011
27-Sep-2011
27-Nov-2011
27-Jan-2012
27-Mar-2012
27-May-2012
27-Jul-2012
27-Sep-2012
27-Nov-2012
27-Jan-2013
27-Mar-2013
27-May-2013
27-Jul-2013
Peers
CBRL

Source: FactSet database. Peers: DRI, BOBE, EAT, TXRH, CAKE, DENN, RT

Cracker Barrel has already begun to underperform the peer group

- The decline in CBRL's valuation multiple since Aug. 2013 has resulted in its Total Shareholder Return ("TSR") lagging the peer median.



Indexed Total Shareholder Return
(2 Aug. 2013 - 1 April 2014)
130.0
120.0
110.0
100.0
90.0
80.0
70.0
60.0
02-Aug-2013
17-Aug-2013
01-Sep-2013
16-Sep-2013
01-Oct-2013
16-Oct-2013
31-Oct-2013
15-Nov-2013
30-Nov-2013
15-Dec-2013
30-Dec-2013
14-Jan-2014
29-Jan-2014
13-Feb-2014
28-Feb-2014
15-Mar-2014
30-Mar-2014
Peer Median
CBRL

Source: FactSet database. Peers: DRI, BOBE, EAT, TXRH, CAKE, DENN, RT

Valuation at risk because of diminishing operating income growth

- With core operating metrics under pressure, Cracker Barrel has reduced debt (despite historically low interest rates) in order to maintain income growth.
- Since 2012, lower interest expense has been the key driver of income growth.



Source of increase in pre-tax income since FY12
Increase in operating income, $11mn
Impact of lower interest expense, $21mn

Source: FactSet database. SEC filings

A sale is the best option

CBRL's Strategic Plan is not working

Strategic Priorities	Reality
1 **New Marketing Messaging** *Reinforce Authentic Value*	- The core value proposition is losing traction as reflected in declining customer traffic.
2 **Refined Menu and Pricing** *Increase Variety & Everyday Affordability*	- "Everyday Affordability" is impacted by menu price increases in each of the last 10 quarters. - Between Q1FY12 and Q2FY14 the 'average check' increased by 2.5% (mean), largely driven by a 2.2% (mean) increase in menu price.
3 **Enhanced Restaurant Operating Platform** *Sustainably Improve the Guest Experience*	- "Consumer Picks 2014" survey indicates store-level execution and customer experience have deteriorated. - According to the same survey, 27% of customers are unlikely to recommend Cracker Barrel and an even greater 35% are unlikely to return to the stores.
4 **Innovative Tactics Driving Retail Sales Growth** *Deliver Value & Connection With the Brand*	- Focus on branded products at retail stores was an idea suggested by Biglari Capital.
5 **Focused Cost Reduction** *Offset Commodity Pressure*	- Declining restaurant gross profit margin and stagnant store operating income margins raise doubt about efficacy of cost reduction plan.
6 **Balanced Approach to Capital Allocation** *Enhance Shareholder Value*	- We believe deleveraging the balance sheet when interest rates are historically low and investing capital in stores with stagnant store level profitability is suboptimal

Selling is the best option

High Execution Risk

- Decline in store-level execution as reflected in "Consumer Picks 2014" survey
- Failure to drive customer traffic
- Failure to reduce operating costs and improve margins
- New store openings generating subpar returns; i.e., poor return on invested capital
- Failure to define the optimal capital structure – declining leverage in a low interest rate environment

Favorable Financing Environment

- Availability of credit at attractive rates likely to result in an extraordinary transaction
- Opportunity for a leveraged transaction creates more options for a strategic transaction

Market Valuation

- Sector and Cracker Barrel multiples are close to 10-year highs.
- There is a high risk of EPS underperformance as most of the recent net income growth has come from lower interest expense and not an increase in operating earnings.

A strategic transaction will help eliminate execution risk, take advantage of the current favorable financing environment, and enable shareholders to capture historically high valuation multiples.

Take action to amend Tennessee Business Corp Act

- ❑ We do not believe the Board and management are able to maximize the intrinsic business value of the Company.

- ❑ We have stated our willingness to enter into discussions to acquire the Company. However, the only way for shareholders to benefit from this transaction is through an amendment to the Tennessee Business Corporation Act that would allow this acquisition to proceed following approval by an independent vote of shareholders.

- ❑ We believe that strong backing from shareholders on this proposal would provide a compelling impetus for Cracker Barrel to actively seek such an amendment.

Conclusion

- The Board and management continue to pursue a failed operating plan as reflected in negative customer traffic and stagnant store operating margin. Furthermore, continued focus on new store openings generates suboptimal return on capital.

- We believe there is significant downside risk to the share price, especially if valuation multiples were to contract. Importantly, upside potential appears limited as the impact of de-leveraging on net income/EPS and multiple expansion slows.

- Management's guidance for FY14 does not suggest any significant growth potential.

- Given the run-up in CBRL and sector valuation multiples (close to 10-year high), high execution risk, and the limited upside potential under current management, we believe it is the right time to explore strategic alternatives.

- Hope is <u>not</u> a strategy.

- **VOTE on the GOLD proxy card FOR an advisory vote to pursue all potential extraordinary transactions.**